                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               GIANT GROUP, LTD.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 12a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[LOGO] GIANT GROUP, LTD.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1995

To the Stockholders of
  GIANT GROUP, LTD.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of GIANT GROUP, LTD. (the "Company") will be held at the offices of Christensen, White, Miller, Fink & Jacobs, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California 90067 on Friday, May 12, 1995 at 8:30 a.m. (local time), for the following purposes:

          (1) To elect a Board of four Directors;

          (2) To ratify the appointment of Coopers & Lybrand, LLP as the Company's independent auditors for fiscal 1995; and

          (3) To transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

     A Proxy Statement describing matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on March 20, 1995, will be entitled to notice of and to vote at the Meeting.

     You are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          CATHY WOOD, Secretary

Beverly Hills, California
April 6, 1995

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               GIANT GROUP, LTD.
                         150 EL CAMINO DRIVE, SUITE 303
                        BEVERLY HILLS, CALIFORNIA 90212

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1995

                            ------------------------
                                    GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of GIANT GROUP, LTD., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Meeting"), and any adjournment(s) or postponement(s) thereof. The Meeting is to be held on Friday, May 12, 1995 at 8:30 a.m. (local time) at the offices of Christensen, White, Miller, Fink & Jacobs, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California 90067. The approximate date of the mailing of this Proxy Statement and accompanying proxy card to the Company's stockholders is April 6, 1995.

     In an effort to have as large a representation at the Meeting as possible, proxy solicitations may be made personally or by telephone or telegram by officers or employees of the Company, without added compensation, or by D.F. King & Co., Inc., which has been retained by the Company for a fee of $7,500 plus expenses. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

                       RECORD DATE AND VOTING SECURITIES

     The close of business on March 20, 1995 (the "Record Date"), has been fixed as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 5,179,726 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Meeting.

                               PRINCIPAL HOLDERS

     The following table lists the only stockholders who, to the knowledge of management of the Company, based upon filings with the Securities and Exchange Commission, are the beneficial owners of more than 5% of the outstanding shares of Common Stock:

                      NAME AND ADDRESS                         AMOUNT AND NATURE OF         PERCENT OF
                    OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)        CLASS(2)
- ------------------------------------------------------------  -----------------------       ----------
Burt Sugarman...............................................       2,988,672 shs.(3)           42.2%
150 El Camino Drive
Beverly Hills, CA 90212

Dimensional Fund Advisors Inc...............................         361,750 shs.(4)            7.0%
1299 Ocean Avenue
Santa Monica, CA 90401

John A. Levin & Co., Inc....................................         325,200 shs.(5)            6.3%
One Rockefeller Plaza
New York, NY 10020

The TCW Group, Inc..........................................         262,000 shs.(6)            5.1%
865 South Figueroa Street
Los Angeles, CA 90017

- ---------------
(1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire ownership within 60 days as well as any securities owned by such person's spouse, children or other relatives living in the same house. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares held by them.

(2) Computed on the basis of 5,179,726 shares of Common Stock issued and outstanding as of the Record Date.

(3) Includes 1,899,202 shares underlying presently exercisable stock options. Does not include 20,550 shares owned by Mr. Sugarman's spouse and 2,000 shares owned as custodian for his minor child, as to which shares he disclaims beneficial ownership.

(4) As reported in a Schedule 13G, dated January 30, 1995, Dimensional Fund Advisors Inc. ("DFA"), a registered investment adviser, had, as of December 31, 1994, sole power to vote 245,350 shares and sole power to dispose of 361,750 shares. Persons who are officers of DFA had the power to vote an additional 116,400 shares in their capacities as officers of investment companies.

(5) As reported in a Schedule 13G, dated February 14, 1995, John A. Levin & Co., Inc., a registered investment adviser, had, as of December 31, 1994, the power to vote and to dispose of 325,200 shares.

(6) As reported in a Schedule 13G, dated January 21, 1995, The TCW Group, Inc. (formerly known as TCW Management Company), a parent holding company, had, as of December 31, 1994, sole power to vote and to dispose of 262,000 shares.

                             ELECTION OF DIRECTORS

                                [PROPOSAL NO. 1]

NOMINEES

     At the Meeting, four directors are to be elected to serve until the Annual Meeting of Stockholders in 1996 and until their successors are elected and qualified. The Board of Directors has nominated Burt Sugarman, David Gotterer, Terry Christensen and Robert Wynn. Mr. Sugarman and Mr. Gotterer were re-elected to the Board at the 1994 Annual Meeting of Stockholders. Mr. Christensen and Mr. Wynn were elected to the Board in October 1994 to fill vacancies on the Board.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

     The following table sets forth information as of the Record Date about each nominee for director and the ownership of equity securities by all directors and executive officers of the Company as a group:

                                                                                     SHARES AND
                                                                                     PERCENT OF
                                                                        DIRECTOR    COMMON STOCK
                                                                  AGE    SINCE        OWNED(1)
                                                                  ---   --------   --------------
BURT SUGARMAN...................................................  56      1982     2,988,672 shs.(2)
  Mr. Sugarman has been Chairman of the Board of the Company                                42.2%
  since 1983, and President and Chief Executive Officer since
  May 1985. Mr. Sugarman has been Chairman of the Board of
  Rally's Hamburgers, Inc. (NASDAQ) since November 1994, having served as its Chairman of the Board and Chief Executive
  Officer from 1990, through February 1994. Mr. Sugarman is also a Director of Rally's Hamburgers, Inc., an operator and
  franchisor of double drive-through hamburger restaurants in which the Company has a major investment.

DAVID GOTTERER..................................................  66      1984       175,875 shs.(3)
  Mr. Gotterer has been Vice Chairman of the Company since May                               3.4%
  1986. He has been a senior partner in the accounting firm of
  Mason & Company, LLP, New York, New York, for more than the past five years. He is a Director of PlyGem Industries, Inc.
  (New York Stock Exchange) and a Director of Rally's
  Hamburgers, Inc. (NASDAQ).

TERRY CHRISTENSEN...............................................  54      1994           500 shs.(4)
  Mr. Christensen has been a partner in the law firm,                                           *
  Christensen, White, Miller, Fink & Jacobs, Los Angeles,
  California, for more than the last five years. He is a
  Director of MGM Grand, Inc. (New York Stock Exchange).

ROBERT WYNN.....................................................  62      1994           500 shs.(4)
  Mr. Wynn has been President and Chief Executive Officer of                                    *
  Mellodan Productions, Inc., Los Angeles, California, which is engaged in the production of television movies and series, for more than the last five years.

All Directors and Executive Officers as a group (5 persons).....                   3,165,547 shs.(5)
                                                                                            44.3%

- ---------------
  * indicates less than 1%

(1) Unless otherwise indicated, the beneficial owner has both sole voting and sole investment power with respect to his or her shares.

(2) Includes 1,899,202 shares that Mr. Sugarman may purchase under presently exercisable stock options. Does not include 20,550 shares of Common Stock owned by Mr. Sugarman's spouse and 2,000 shares of

    Common Stock owned by Mr. Sugarman as custodian for his minor child, as to which shares he disclaims beneficial ownership.

(3) Includes 63,375 shares that Mr. Gotterer may purchase under presently exercisable stock options. Excludes stock options beneficially owned by a business partner of Mr. Gotterer, as to which options he disclaims beneficial ownership.

(4) Does not include 20,000 shares which may be acquired upon exercise of stock options, none of which are presently exercisable.

(5) See Notes (2) through (4) above. This total includes 1,962,577 shares which such executive officers and directors may acquire upon the exercise of presently exercisable stock options. See "Executive Compensation -- Option Plans."

     As of the Record Date, directors and officers of the Company beneficially owned the following shares of Common Stock of Rally's Hamburgers, Inc. ("Rally's"), which is a significant equity investee of the Company: Mr.
Sugarman -- 504,500 shares, (i) of which 502,500 shares may be acquired upon exercise of options (including 322,500 shares under presently exercisable options, however, Rally's has proposed certain amendments to its stock option plans, which if approved, will reduce the number of presently exercisable options to 202,500), and (ii) 2,000 shares held by Mr. Sugarman as custodian for his minor child, as to which he disclaims beneficial ownership, but excluding
(iii) 7,430,302 shares owned by the Company, of which Mr. Sugarman may be deemed to be a controlling person, and (iv) 81,500 shares beneficially owned by Mr. Sugarman's spouse, Mary Hart Sugarman (who is also a director of Rally's) (including 50,000 shares under presently exercisable options), as to which shares he disclaims beneficial ownership; and Mr. Gotterer -- 43,500 shares (including 15,000 shares under presently exercisable options). Such holdings do not, in the aggregate, exceed 2.1% of the outstanding Rally's Common Stock. See "Certain Relationships and Related Transactions."

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the 1994 fiscal year, the Board of Directors of the Company met on seven occasions and acted by unanimous consent on seven occasions. Each of the directors attended all meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served, during the periods that such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Executive Committee, a Compensation Committee, an Option Committee and an Audit Committee. The members of each Committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     The Executive Committee, consisting of Messrs. Sugarman and Gotterer, met formally on two occasions during 1994, and its members consulted regularly on an informal basis in connection with the functions of this Committee. This Committee was established to generally manage the day-to-day business affairs of the Company between regular Board meetings.

     The Compensation Committee presently consists of Messrs. Christensen and Gotterer. The Compensation Committee met on one occasion during 1994. See "Compensation Committee Report."

     The Option Committee presently consists of Messrs. Christensen and Gotterer. The Option Committee met on one occasion in 1994. The Option Committee administers the Company's stock option plans.

     The Audit Committee is responsible for exercising such supervisory control over the internal auditing and accounting procedures, practices and personnel of the Company as the Audit Committee deems necessary or advisable and makes recommendations annually to the Board of Directors concerning the appointment of the Company's independent auditors for the ensuing fiscal year. The present members of the Audit Committee are

Messrs. Christensen and Wynn. The Audit Committee met on one occasion during 1994, and its members consulted regularly on an informal basis in connection with functions of this Committee.

     There is no standing nominating committee or other committee performing similar functions.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are compensated at a rate of $10,000 per annum plus $500 for each meeting of the Board of Directors attended. Members of the Audit Committee are compensated for their services thereon at the rate of $250 per meeting attended.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the 1992, 1993 and 1994 fiscal years of those persons who were (i) the Chief Executive Officer, and (ii) executive officers of the Company during the 1994 fiscal year and whose cash compensation exceeded $100,000, for services performed by such persons for the Company and its subsidiaries during the 1994 fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                 ----------------------------------
                                          ANNUAL COMPENSATION                            AWARDS             PAYOUTS
                           -------------------------------------------------     ----------------------     -------
                                                                    (E)             (F)
                                                                   OTHER         RESTRICTED       (G)         (H)           (I)
           (A)              (B)         (C)          (D)           ANNUAL          STOCK        OPTIONS      LTIP        ALL OTHER
        NAME AND           FISCAL      SALARY       BONUS       COMPENSATION      AWARD(S)       SARS       PAYOUTS     COMPENSATION
   PRINCIPAL POSITION       YEAR        ($)          ($)           ($)(4)           ($)           (#)         ($)           ($)
- -------------------------  ------    ----------   ---------     ------------     ----------     -------     -------     ------------
Burt Sugarman,...........   1994     $1,000,000   $ 600,000       $ 76,579(1)                      -0-                   $174,038(2)
Chairman of the Board,      1993        998,000         -0-         78,121(1)                      -0-                    275,000(2)
  President and Chief       1992        832,292   1,000,000         63,288(1)                      -0-                    342,216(2)
  Executive Officer
Gary Pechota,............   1994(5)     136,936     100,000            -0-                      30,000                         -0-
Chairman of the Board and   1993        166,330      26,500            -0-                       5,000                         -0-
  Chief Executive Officer   1992(3)      85,562         -0-            -0-                      20,000                         -0-
  of Operating
    Subsidiaries

- ---------------
(1) Represents income imputed to Mr. Sugarman for his personal use of Company airplane and automobile.

(2) Represents the following amounts paid to Mr. Sugarman by Rally's: (i) $174,038, $275,000 and $342,216 for services as Chairman and Chief Executive Officer of Rally's in 1994, 1993 and 1992, respectively. In February 1994, Mr. Sugarman ceased serving as Chairman and Chief Executive Officer of Rally's, however, in November 1994, Mr. Sugarman reassumed the duties of Chairman.

(3) Mr. Pechota became employed by a subsidiary of the Company in May 1992.

(4) Personal benefits provided to Messrs. Sugarman and Pechota did not exceed the disclosure thresholds established under SEC rules and therefore are not included in this table.

(5) In October 1994, the Company sold its cement operations. Following such sale, Mr. Pechota resigned as an officer of the Company.

EMPLOYMENT CONTRACTS

     Mr. Sugarman is employed as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement expiring December 31, 1998 at an annual base salary of $1,000,000, with an annual bonus in an amount determined from year to year by the Board of Directors or the Compensation Committee, at its discretion, and is entitled to receive certain additional benefits. The Employment Agreement is terminable prior to December 31, 1998 (i) by the Company for cause (as defined therein), (ii) by Mr. Sugarman
(a) for cause (as defined therein), (b) at any time for any reason, after

December 31, 1995 or (c) if Mr. Sugarman ceases to own or control at least 10% of the Common Stock of the Company. Should the Employment Agreement be terminated by the Company without cause or by Mr. Sugarman for cause, Mr. Sugarman shall be entitled to continuation of all compensation and benefits through December 31, 1998, or for 24 months from termination, whichever period is longer.

OPTION PLANS

     The Company has a 1985 Incentive Stock Option Plan (the "Incentive Plan") and a 1985 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). The Incentive Plan provides for the grant of options to purchase an aggregate of 750,000 shares of Common Stock, of which no options are presently outstanding and options for 6,000 shares have been exercised. The Non-Qualified Plan provides for the grant of options to purchase 3,000,000 shares of Common Stock of which options to purchase 2,393,952 are outstanding and options for 7,500 shares have been exercised. The Non-Qualified Plan, which is similar in many respects to the Incentive Plan, is slightly broader in benefits and in coverage than the Incentive Plan, and has different federal income tax consequences. Both the Incentive Plan and the Non-Qualified Plan will terminate in August 1995 and, thereafter, no further grants of options may be made under such Plans. During fiscal 1994, options for 30,000 shares of Common Stock were granted to a former executive officer under the Non-Qualified Plan and no options were granted under the Incentive Plan and no options were exercised under the option plans. In March 1995, Messrs. Christensen and Wynn and an executive officer of the Company were granted 10 year options, vesting over 30 months, for an aggregate of 85,000 shares of Common Stock, and all outstanding options held by Messrs. Sugarman and Gotterer, exercisable at $6.33 per share and expiring in 1996, were cancelled and an identical number of new options were issued to such persons. Such new options have an exercise price of $6.75 per share, which was the fair market value of the shares at the time of the grant, and will expire in 2005. The new options (like the cancelled options) are fully vested.

                          FISCAL YEAR END OPTION VALUE

                                                                                                VALUE OF
                                                                                              UNEXERCISED
                                    SHARES                       NUMBER OF UNEXERCISED        IN-THE-MONEY
                                   ACQUIRED                    OPTIONS AT DEC. 31, 1994     OPTIONS AT DEC.
                                      ON           VALUE      ---------------------------     31, 1994(1)
              NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE
- --------------------------------  -----------   -----------   -----------   -------------   ----------------
Burt Sugarman...................      -0-           -0-         1,899,202        -0-            $797,665
Gary Pechota....................      -0-           -0-            55,000        -0-                 -0-

- ---------------
(1) Based upon the closing price of the Company's Common Stock on December 31, 1994 minus the option exercise price of (i) $6.33 per share for Mr. Sugarman and (ii) $8.50 to $11.00 per share for Mr. Pechota.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                       INDIVIDUAL GRANTS                        ANNUAL RATES OF STOCK
                    --------------------------------------------------------     PRICE APPRECIATION
                                        (C)                                              FOR
                                    ------------      (D)                            OPTION TERM
                        (B)          % OF TOTAL     --------                    ---------------------
                    ------------    OPTIONS/SARS    EXERCISE        (E)
       (A)          OPTIONS/SARS     GRANTED TO     OR BASE     ------------      (F)           (G)
      ------          GRANTED        EMPLOYEES       PRICE       EXPIRATION     -------       -------
       NAME             (#)         FISCAL YEAR      ($/$H)         DATE         5%($)        10%($)
- ------------------  ------------    ------------    --------    ------------    -------       -------
Gary Pechota......     30,000            100%        $11.00     Oct. 5, 1995    $17,438       $34,875

                         COMPENSATION COMMITTEE REPORT

     Until October 1994, the Compensation Committee and Option Committee of the Board of Directors consisted of Dean Boylan and David Gotterer. Mr. Gotterer is Vice-Chairman of the Company. In October 1994, Mr. Boylan resigned as a director of the Company and was replaced on the Compensation Committee and Option Committee by Mr. Christensen. The Compensation Committee and the Option Committee consist of the same directors so that the same persons can administer all aspects of the Company's compensation programs.

     The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies addressing such matters as salaries, bonuses, incentive plans, benefits and overall compensation. The Compensation Committee also determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of compensation which allows the Company to attract and retain competent executives. The Compensation Committee further believes that the Company's compensation programs should provide personnel with a financial interest in the Company similar to the interests of the Company's stockholders and that there should be a correlation between the performance of the Company and individual performance and compensation.

     Mr. Sugarman, the Chief Executive Officer of the Company, is eligible to participate in the same compensation plans available to the Company's other executives. In 1994, Mr. Sugarman received base compensation of $1,000,000 pursuant to the terms of his employment agreement. Mr. Sugarman also received a $600,000 bonus in recognition of Mr. Sugarman's role in the successful disposition of the Company's cement operations whereby the Company realized an after-tax gain of $48 million. In awarding the bonus, the Compensation Committee also considered the tax effects on the Company of such bonus, including the fact that such bonus would not be tax deductible.

                                 DAVID GOTTERER
                               TERRY CHRISTENSEN

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock for the five fiscal years ended December 31, 1994, based upon the market price of the Company's Common Stock as reported on the New York Stock Exchange with the cumulative total return (and assuming reinvestment of dividends) with (i) the S&P 500 Stock Index and (ii) an index of a group of peer companies selected by the Company consisting of Medusa Corporation, Lafarge Corporation and Southdown, Inc.

         COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG GIANT GROUP LTD,
                       S&P 500 INDEX AND PEER GROUP INDEX

                          TOTAL RETURN TO SHAREHOLDERS

      MEASUREMENT PERIOD          GIANT GROUP
    (FISCAL YEAR COVERED)            LTD.         PEER GROUP     BROAD MARKET
1989                                       100             100             100
1990                                     54.33           70.04           96.88
1991                                     74.80           71.42          126.42
1992                                    107.43           79.04          136.08
1993                                    101.52          150.51          149.80
1994                                     63.75          112.35          151.78

     In October 1994, the Company sold its cement operations which were its principal business activity since prior to 1990. Therefore, the table above is not indicative of future performance of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of March 20, 1995, the Company directly owned an aggregate of 7,430,302 shares of Rally's Common Stock, representing approximately 47.6% of the amount issued and outstanding at such date. The foregoing includes 2,500,000 shares purchased by the Company in October 1994 at $4.00 per share. In 1995, the Company purchased $10,400,000 principal amount of Rally's 9.875% Senior Notes due 2000 at an aggregate purchase price of $4,796,000. Rally's was founded in 1984 and, as of March 1995 was the largest chain of double drive-through hamburger restaurants in the United States, with more than 537 company-owned or franchised restaurants operating in 23 states. See "Executive
Officers -- Compensation" and "Election of Directors -- Nominees."

     In July 1991, Mr. Sugarman, without admitting or denying the allegations in a complaint filed by the Securities and Exchange Commission (the "SEC"), consented to an Order of the United States District

Court, District of Columbia, permanently enjoining him from violating Section 17(a)(2) of the Securities Act of 1933 and paid $556,522, plus prejudgment interest of $63,333. The SEC complaint had alleged that Mr. Sugarman violated
Section 17(a)(2) in connection with purchases in October 1989 by the Company and others of shares of Rally's Common Stock. In 1991, the Company indemnified Mr. Sugarman for amounts paid by him to the SEC and for his expenses in connection with the SEC investigation.

     David Gotterer, Vice Chairman and a director of the Company and of Rally's, is a senior partner in the accounting firm of Mason & Company, LLP, which received $141,960 from the Company for rendering consulting, financial and accounting services to the Company during 1994.

     Terry Christensen, a director of the Company, is a member of a law firm which represents the Company in certain corporate and litigation matters.

                            RATIFICATION OF AUDITORS
                                [PROPOSAL NO. 2]

     Coopers & Lybrand, LLP has served as the Company's principal accountants since 1985, and has been selected by the Board of Directors to serve as the independent auditors for the Company for the year ending December 31, 1995. A representative of Coopers & Lybrand, LLP will be present at the Meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1995.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received by the Company for inclusion in its proxy statement and form of proxy by December 7, 1995. To assure that a stockholder's proposal is included in the proxy statement and form of proxy, it will be necessary for the stockholder to comply with the regulations of the Securities and Exchange Commission governing inclusion of such proposals in such documents. Any such proposal should be communicated in writing to the Secretary of the Company at 150 El Camino Drive, Suite 303, Beverly Hills, California 90212.

                               VOTING PROCEDURES

     At the Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to the Company at or before the Meeting. If no instructions are specified in the proxy with respect to any proposal, the shares represented thereby will be voted for the nominees for the Board of Directors listed in this Proxy Statement. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the persons voting such proxy.

     A proxy may be revoked at any time prior to it being voted at the Meeting by delivering to the Secretary of the Company a signed writing revoking the proxy or a duly executed proxy bearing a later date, or by appearing and voting in person at the Meeting. The mere presence at the Meeting of a person appointing a proxy does not revoke the appointment. Please note that it is important to date your proxy because the last dated proxy will revoke any earlier dated proxies and will be the one that is voted at the Meeting.

     A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The four nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent auditors. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to ratify the appointment of the independent auditors. Broker "non-votes" will have no effect on the voting on the proposal.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     The Company's 1994 Annual Report to Stockholders is being furnished with this Proxy Statement. Reference is made to such Annual Report for financial information of the Company.

     The Company's 1994 Annual Report to the Securities and Exchange Commission on Form 10-K (including the financial statements and schedules thereto) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of March 20, 1995, the record date for the Meeting, the person making the request was the beneficial owner of shares of Common Stock of the Company. The written request should be directed to: Burt Sugarman, Chairman of the Board and Chief Executive Officer, GIANT GROUP, LTD., 150 El Camino Drive, Suite 303, Beverly Hills, California 90212.

                                          By Order of the Board of Directors

                                          CATHY WOOD, Secretary

April 6, 1995

P                                    GIANT GROUP, LTD

R              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      ANNUAL MEETING OF STOCKHOLDERS--MAY 12, 1995
O
             The undersigned hereby appoints Burt Sugarman and David Gotterer,
X and each of them, proxies with power of substitution each, for and in the name of the undersigned to vote all shares of Common Stock of
Y GIANT GROUP, LTD., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1995 Annual Meeting of Stockholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated below, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

         The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement and Annual Report.

                                                                     Please mark
                                                                      your votes
                                                                       with  /x/
        --------------
            COMMON

             THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                   FOR         WITHHELD
1. Election of     / /           / /     (INSTRUCTION: To withhold authority to
   Directors                             vote for any individual nominee, write
   Below.                                the nominee's name on the space
                                         provided below)

   The nominees for the Board of Directors are:
   Terry Christensen, David Gotterer, Burt Sugarman, Robert Wynn

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------------


                                         FOR     AGAINST     ABSTAIN
2. Ratification of the appointment of    / /       / /         / /
   Coopers & Lybrand, as the
   Company's independent auditors.


                               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NAMED INDIVIDUALS AS DIRECTORS AND PROPOSAL 2.

                               PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)__________________________________   DATE ____________
SIGNATURE(S)__________________________________   DATE ____________
Please sign your name exactly as it appears hereon. If the stock is registered in more than one name, each joint owner should sign personally. When signing as attorney, executor, administrator, trustee or guardian, give your full name as appears hereon. Only authorized officers should sign for a corporation.